                            CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATE OF INCORPORATION

                                       OF

                             CUTCO INDUSTRIES, INC.

(Under section 805 of the Business Corporation Law)

         It is hereby certified that:

         First: The name of the corporation is Cutco Industries, Inc.

         Second: The certificate of incorporation was originally filed by the Department of State on June 21, 1955 under the name of Cut & Curl Inc.

         Third: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is to change the name of the corporation.

         Fourth: To accomplish the foregoing amendment,

             (a) Article First relating to the name of the corporation is hereby amended to read in its entirety as follows:

                  "First: The name of the corporation shall be Yellowave Corporation"

         Fifth: The foregoing amendment to the certificate of incorporation of the Corporation was authorized by a vote of the Board of Directors and by holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on the said amendment of the certificate of incorporation.

         IN WITNESS WHEREOF, we have subscribed this document on November 18, 1999, and do hereby affirm, under penalty of perjury, that the statements contained therein have been examined by us and are true and correct.



                                             /s/ Richard Arons
                                             ---------------------------
                                             Richard Arons - President


                                             /s/ Laura Ballegeer
                                             -----------------------------
                                             Laura Ballegeer - Secretary

                                F991119000221

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CUTCO INDUSTRIES, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

          DRAWDOWN                                STATE OF NEW YORK
          DELANEY-30                              DEPARTMENT OF STATE
                                                  FILED NOV 19 1999
                                                  TAX $_____________
                                                  BY:/s/ JC
                                                     ---------------
                                                         Nassau

                                    FILED BY:
                              CUTCO INDUSTRIES INC.
                       11777 SAN VICENTE BLVD., SUITE 505
                          LOS ANGELES CALIFORNIA 90049



                                             2991119000225

State of New York  )
                   )      ss:
Department of State)

         I herby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

            Witness my hand and seal of the Department of State on NOV 18 1999

[SEAL]                     /s/ [ILLEGIBLE]
                           Special Deputy Secretary of State

DOS-1266 (5/96)